Power of Attorney

The undersigned constitutes and appoints John R. Moore and Jason Haddock, and each of them, as his true and lawful attorney-in-fact and agent, with the full power of substitution and resubstitution, from the undersigned and in the undersigned and in the undersigned's behalf of all Forms 3, 4 and 5 (including) any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Array BioPharma Inc. The Authority of John R. Moore and Jason Haddock under this statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned's ownership of or transactions in securities of Array BioPharma Inc unless earlier revoked in writing. The undersigned acknowledges that neither John R. Moore nor Jason Haddock is assuming any of the undersigned's responsibilities to comply with Section 16 of the Section 16 of the Securities Exchange Act of 1934.
Dated: April 27, 2017

/s/ Kyle Lefkoff